UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

May 29, 2024

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 29, 2024, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. The election of four Class III directors, each to hold office until the Company’s annual meeting of shareholders in 2027 and until their respective successors are duly elected and qualified;

2. The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3. An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2023;

4. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 8, 2024, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGES 10 AND 11 OF THIS PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
April 5, 2024

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

May 29, 2024

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 29, 2024, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of 2024 Annual Meeting of Shareholders (“Notice”).

This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 5, 2024, to shareholders of record as of the close of business on Friday, March 8, 2024. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries. A copy of the Company’s 2023 Annual Report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 29, 2024

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2023 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577-9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement and is not and should not be considered part of this Proxy Statement.

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Annual Meeting Proposals

Proposal		Recommendation of the Board
1.	Election of Directors	FOR each of the nominees

2.	Ratification of Independent Registered Public Accounting Firm	FOR

3.	Say-on-pay: Advisory Resolution to Approve Executive Compensation	FOR

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BUSINESS HIGHLIGHTS

During 2023, UMH made substantial progress on multiple fronts – generating solid operating results, achieving strong growth and improving our financial position. We believe that this past year represented continued progress in building long-term value for our shareholders. The following are some of our many financial performance, strategic growth and capital markets accomplishments achieved during fiscal 2023:

Financial Performance[1]

●	Increased Rental and Related Income by 11%.
●	Increased Community Net Operating Income (“NOI”) by 14%.
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 16%.
●	Increased Same Property NOI by 13%.
●	Increased Same Property Occupancy by 230 basis points from 86.2% to 88.5%.
●	Improved our Same Property expense ratio from 42.2% at yearend 2022 to 40.6% at yearend 2023.
●	Increased Sales of Manufactured Homes by 23%.

Strategic Growth

●	Acquired our first community in Georgia, containing 118 developed homesites, for a total cost of $3.7 million through our qualified opportunity zone fund.
●	Entered into a new joint venture agreement with Nuveen Real Estate to develop a 113-site community in Honey Brook, Pennsylvania.
●	Increased our rental home portfolio by 871 homes from yearend 2022 to approximately 10,000 total rental homes, representing an increase of 10% from yearend 2022.
●	Constructed 216 expansion sites across our portfolio of communities.

Capital Markets

●	Amended our unsecured credit facility to expand available borrowing capacity from $100 million to $180 million.
●	Entered into a $25 million term loan and a $25 million line of credit secured by rental homes and their leases.
●	Expanded our revolving line of credit secured by eligible notes receivable from $20 million to $35 million.
●	Financed eight communities for total proceeds of approximately $57.7 million.
●	Raised our quarterly common stock dividend by 2.5% to $0.205 per share or $0.82 annually.
●	Increased our Total Market Capitalization by 6% to over $2 billion at yearend.
●	Increased our Equity Market Capitalization by 12% to over $1 billion at yearend.
●	Reduced our Net Debt to Total Market Capitalization from 38.2% in 2022 to 31.3% in 2023.
●	Issued and sold approximately 9.4 million shares of Common Stock through At-the-Market Sale Programs at a weighted average price of $15.81 per share, generating gross proceeds of $148.6 million and net proceeds of $145.8 million, after offering expenses.
●	Issued and sold approximately 2.6 million shares of Series D Preferred Stock through At-the-Market Sale Programs at a weighted average price of $21.88 per share, generating gross proceeds of $56.7 million and net proceeds of $55.7 million, after offering expenses.

1 For a reconciliation of Community NOI, Same Property NOI and Normalized FFO to the most directly comparable GAAP measure and additional information regarding such Non-GAAP measures, see the section entitled “Financial Information” on page 59 of this Proxy Statement.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance to serve the interests of our shareholders and better align the interests of our directors and management with those of our shareholders. We also believe that good corporate governance fosters trust by our shareholders and accountability of management. Our Nominating and Corporate Responsibility Committee and its ESG Subcommittee help oversee and implement our corporate governance initiatives. Below are some highlights of our corporate governance policies:

Corporate Governance Highlights

●	8 out of 12 directors are independent	●	Compensation Clawback Policy
●	All members of the Audit, Compensation and Nominating and Corporate Responsibility committees, and Cybersecurity and ESG Subcommittees are independent	●	Substantial insider ownership
●	Board has an independent Presiding Director	●	Formal Code of Business Conduct and Ethics
●	Annual say-on-pay vote to approve executive compensation	●	Vendor Code of Conduct and Human Rights Policy
●	Annual Board and committee self-assessment process	●	Cash bonus program and equity compensation for CEO, CFO and other Named Executive Officers are tied to objective short-term and long-term performance goals
●	Commitment to diversity – three directors are female and two directors are diverse in terms of race	●	Named Executive Officer and Director Stock Ownership Guidelines
●	Robust CEO Stock Ownership Requirements	●	Strict Anti-Hedging Policy
●	No poison pill	●	Separate Board Chairman and Chief Executive Officer
●	Four new independent directors added to the Board within the past five years	●	All audit committee members are “audit committee financial experts” as defined under SEC rules
●	Executive session of independent directors without management present at least annually	●	Frequent shareholder engagement

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Environmental and Social Practices

UMH is committed to incorporating environmental and social considerations into its business practices to create value for its shareholders and enhance the communities where our residents live. UMH recognizes its obligation to reduce its impact on the environment and to conserve natural resources. As such, we have invested in technology and other sustainable practices. We also believe in enriching the lives of the people impacted by our Company. These include not only our employees and our residents, but also our neighbors and the rest of society. Some of our recent highlights are as follows:

Recent Environmental Highlights
●	Entered into a contract with a third party provider to aggregate and analyze the Company’s utility consumption data and expect to be able to report in the near future data for 2022 and 2023 and complete the Global Real Estate Sustainability Benchmarking Report.
●	84% of our communities are sub metered for water and sewer use thereby encouraging conservation.
●	Between 2022-2023, 75 communities had retrofits completed for LED lights and smart thermostats on all community buildings and streetlights. A total of 113 out of 135 communities are currently completed.
●	Have begun purchasing DOE Zero Energy Ready Home (ZERH) Manufactured Homes.

Recent Social Highlights
●	Sustainalytics reviewed our Sustainable Finance Framework and agreed that we not only provide a social good in the form of affordable housing but also an environmental good for our conservation initiatives.
●	Appointed our first Vice President of Corporate Security to work on safety initiatives in our communities and all aspects of resident and employee safety.
●	Completed ISO 45001 certification for our corporate headquarters.
●	We limit rent increases and, through our third-party lending program with Triad Financial Services, we offer customers amongst the lowest financing rates in the industry to increase the affordability of our product.

The Company’s commitment to Environmental, Social and Corporate Governance practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies that can be found under the “ESG” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on March 8, 2024, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Wednesday, May 29, 2024, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2024 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay MacKenzie Partners a fee of approximately $12,500, plus out-of-pocket expenses. You may contact MacKenzie Partners at (800) 322-2885.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with EQ, our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on March 8, 2024, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 8, 2024, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 8, 2024, which is the record date for the Annual Meeting. For each share of common stock you owned as of the record date, you are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

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What is a quorum for the Annual Meeting?

As of the close of business on March 8, 2024, we had 69,357,605 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

●	The election of four Class III directors, each to serve until the 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2024;
●	An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2023;
●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class III director (Proposal 1);

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2) and

FOR the approval of the Say-on-Pay proposal (Proposal 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast.

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Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of a majority of the votes cast.

Proposal 3: Approval of the Say-on-Pay proposal requires the affirmative vote of a majority of the votes cast on the proposal.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal 1 (Election of Directors), and Proposal 3 (Say-on-Pay) without specific instructions from you.

How do I vote?

Shareholders who hold common stock in their name, other than those who hold shares through a Tel Aviv Stock Exchange (“TASE”) member, have three ways to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 28, 2024. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – If you are a shareholder of record and plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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If you mail us your properly completed and signed Proxy Card or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the advisory resolution to approve the compensation of our named executive officers and in their discretion on any additional matters properly brought before the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Shares of Common Stock held by or through a TASE member cannot be voted during the Annual Meeting. If your shares of Common Stock are held by or through a TASE member and you wish to vote your shares, you must complete, sign and date the form of proxy card that we filed via MAGNA and attach to it an ownership certificate from the TASE member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on the Record Date, the record date for voting, and return the proxy card along with the ownership certificate, to the Company’s Israeli counsel, Goldfarb Seligman & Co. (“Goldfarb”), c/o Hod Mimun, 98 Yigal Alon Street, 44th Floor, Tel Aviv 6789141, Israel (email: hod.mimun@goldfarb.com). The proxy card and ownership certificate must be received no later than May 23, 2024, to be included in the tally of shares voted.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before the Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

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What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Shareholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling EQ at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any shareholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Four Class III directors will be elected at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2027 and until their respective successors are duly elected and qualified. The four nominees for election as Class III directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class III director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his or her term expires.

The Company’s Board of Directors currently consists of twelve directors, four of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualified.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the four Class III Director nominees during the last five years has been furnished to the Company by such nominee:

Class III Directors with Terms Expiring in 2024

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	65	Executive Vice President, Chief Financial Officer and Treasurer (2022 to present), Vice President and Chief Financial Officer (1995 to 2022), Chief Accounting Officer (1991 to present), Treasurer (2004 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Ms. Chew’s extensive public accounting, finance and real estate industry experience are the primary reasons, among others, why Ms. Chew serves on our Board.	1995

Eugene W. Landy	90	Founder (1968), Chairman of the Board (1985 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to 2022), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

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Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Samuel A. Landy	63	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Attorney at Law; Director (1989 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership are the primary reasons, among others, why Mr. Landy serves on our Board.	1992

Stuart D. Levy	54	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to present). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect four Class III Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE

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INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class I Directors with Terms Expiring in 2025

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Amy L. Butewicz	40	Independent Director. Realtor of Keller Williams Princeton Real Estate (2016 to present); Chair of the Millstone Township Agricultural Advisory Council (2020 to present); Council Member of the Millstone Township Open Space and Farmland Preservation Council (2019 to present); Chair Emeritus of the advisory board of the Rutgers University Equine Science Center (2017 to present). Dr. Butewicz’s extensive background in real estate development and sales as well as her experience working with local municipalities are the primary reasons, among others, why Dr. Butewicz serves on our Board.	2020

Michael P. Landy	62	Director. Retired with the sale of Monmouth Real Estate Investment Corporation in March 2022. President and Chief Executive Officer (2013 to 2022) of Monmouth Real Estate Investment Corporation; Member of New York University’s REIT Center Board of Advisors (2013 to present), Member of Nareit’s Advisory Board of Governors (2018 to 2022). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management are the primary reasons, among others, why Mr. Landy serves on our Board.	2011

William E. Mitchell	57	Independent Director. General Partner of Strategy Capital (2019 to present). General Partner of Mitchell Portfolio Management (2012 to 2019). Mr. Mitchell’s knowledge of investment analysis, cybersecurity and computer technology are the primary reasons, among others, why Mr. Mitchell serves on our Board.	2019

Kiernan Conway	61	Independent Director. Founding Principal and Owner for KC-nomics, LLC (2023-present). Principal and Research Director for Red Shoe Economics, LLC (2020 to 2023). Chief Economist of the CCIM (Certified Commercial Investment Member) (2017 to 2023). Institute Instructor at Federal Financial Institutions Examination Council (FFIEC) (2008 to present). Director of Monmouth Real Estate Investment Corporation (2018 to 2022). Director of Research and Corporate Engagement of the Alabama Center for Real Estate (2017-2020). Prior affiliations with Federal Reserve in Atlanta, GA, South Trust Bank, Colliers International, Cushman and Wakefield, Equitable Real Estate, Wells Fargo Bank and Deloitte. Mr. Conway’s extensive experience as an economist with expertise in real estate, real estate finance and logistics are the primary reasons, among others, why Mr. Conway has been nominated to serve on our Board.	2022

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Class II Directors with Terms Expiring in 2026

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	61	Independent Director. Founder and Managing Partner of JAC Partners, LLC (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present). Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	64	Presiding Independent Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch. Adjunct Professor of Law, Delaware Law School of Widener University (1993 to 2019); Director (2000 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry are the primary reasons, among others, why Mr. Hirsch serves on our Board.	2013
Angela D. Pruitt-Marriott	52	Independent Director. Senior Executive and Crisis Communication Specialist at Sitrick and Company (2014 to present); Co-Chair of Communications at Junior League of Brooklyn (2017-2019). Ms. Pruitt-Marriott’s experience with media relations strategies, crisis management and strategic communications are the primary reasons, among others, why Ms. Pruitt-Marriott serves on our Board.	2021

Kenneth K. Quigley, Jr.	66	Independent Director. Attorney at Law; President Emeritus of Curry College (2023 to present) and President of Curry College (1996 to 2023); Director of Abington Savings Bank (2022 to present); Director of Hometown Financial Group (2022 to present); Director of Randolph Bancorp (2013-2022); Director of Central Bancorp (2010 to 2011). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience are the primary reasons, among others, why Mr. Quigley serves on our Board.	2016

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Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	48	Executive Vice President, General Counsel and Secretary (2022 to present), General Counsel and Secretary (2015 to 2022), In-house Counsel (2012 to 2014). Attorney at Law (States of New Jersey and New York - 2001 to present).	N/A

Brett Taft	34	Executive Vice President and Chief Operating Officer (2022 to present); Vice President and Chief Operating Officer (2020-2022), Vice President (2016 to 2019), Vice President-Acquisitions and Property Integration (2013 to 2016). Chairperson (2024), Vice Chairperson (2021 to 2023), Trustee (2017 to present) of CentraState Healthcare Foundation. Trustee of CentraState Healthcare System (2020-present).	N/A

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CORPORATE GOVERNANCE AND BOARD MATTERS

UMH Properties, Inc. was incorporated in 1968. We have a 56-year history of providing quality, affordable housing for our Nation’s workforce while creating value for our shareholders. We believe that good corporate governance and robust Environmental, Social and Corporate Governance (“ESG”) policies are essential elements of the Company’s successful history. The Company’s commitment to maintaining sound ESG practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies which can be found under the “ESG” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

Substantial Insider Ownership

The aggregate stock ownership of Company directors and executive officers represents approximately 8.63% of the Company’s outstanding shares, as of March 8, 2024, which currently represents the second largest block of shareholders. This substantial ownership clearly aligns management’s interests with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer (“CEO”) and Anna T. Chew, Executive Vice President, Chief Financial Officer and Treasurer (“CFO”), are also members of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the independent non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Audit Committee also oversees a Cybersecurity Subcommittee. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Responsibility Committee (formerly the Nominating and Corporate Governance Committee) oversees management’s assessment of whether our governance structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Responsibility Committee also oversees the Environmental, Social and Corporate Governance (“ESG”) Subcommittee which was established to assist the Committee with respect to the Company’s ESG initiatives.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and in print upon request.

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Board Diversity

The Company seeks diversity as to the makeup of its Board of Directors in terms of education, skills and experience, gender, race and ethnicity because of the value of bringing varied backgrounds, viewpoints, and perspectives to the boardroom. Three members of our Board of Directors are female and two members are minorities in terms of race. The average age of our directors is 61 years. Our average director tenure is approximately 16 years and our average independent director tenure is approximately 7 years. Our directors have expertise in a variety of fields, including real estate, cybersecurity, finance, legal and education.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. Each director attended all of the meetings of the Board of Directors and meetings of the Committees on which he or she served. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Five directors attended the Company’s 2023 Annual Meeting of Shareholders.

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The Board of Directors has a standing Audit Committee, of which there is a Cybersecurity Subcommittee, Compensation Committee and Nominating and Corporate Responsibility Committee, of which there is an ESG Subcommittee. Each of these committees and subcommittees is composed exclusively of independent directors.

The following table shows the composition of the Company’s Board committees:

Name	Age as of Record Date	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Responsibility Committee

Amy L. Butewicz (1)(2)	40	2020
Jeffrey A. Carus	61	2011
Anna T. Chew Chief Financial and Accounting Officer	65	1995
Kiernan Conway (2)	61	2022
Matthew I. Hirsch Presiding Director	64	2013
Eugene W. Landy Chairman of the Board	90	1968
Michael P. Landy	62	2011
Samuel A. Landy Chief Executive Officer	63	1992
Stuart D. Levy (1)	54	2011
William E. Mitchell (1)	57	2019
Angela D. Pruitt-Marriott (1)(2)	52	2021
Kenneth K. Quigley, Jr.	66	2016

Chair	Member

(1)	Dr. Butewicz, Mr. Levy, Mr. Mitchell (Chairperson) and Ms. Pruitt-Marriott also serve on the Cybersecurity Subcommittee of the Audit Committee.

(2)	Dr. Butewicz, Mr. Conway and Ms. Pruitt-Marriott (Chairperson) also serve on the ESG Subcommittee of the Nominating and Corporate Responsibility Subcommittee.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had eight meetings during the year ended December 31, 2023, including an executive session with the independent registered public accounting firm, which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

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The current members of the Company’s Audit Committee are Jeffrey A. Carus, Kiernan Conway, Stuart D. Levy, and Kenneth K. Quigley, Jr. (who serves as the Chairman of the Audit Committee). The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

The Cybersecurity Subcommittee (the “Subcommittee”) of the Audit Committee assists the Audit Committee in fulfilling its oversight responsibilities with respect to the Company’s cybersecurity risks. The Subcommittee is comprised of four independent directors: Amy L. Butewicz, Stuart D. Levy and William E. Mitchell (who serves as the Chairman of the Cybersecurity Subcommittee) and Angela D. Pruitt-Marriott. The Subcommittee met at least once during the year ended December 31, 2023. The Subcommittee reviews and provides high level guidance on cybersecurity-related issues of importance to the Company. The Cybersecurity Subcommittee operates under the Cybersecurity Subcommittee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other Named Executive Officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other Named Executive Officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s 2023 Equity Incentive Award Plan. The Compensation Committee had at least one meeting during the year ended December 31, 2023. The current members of the Compensation Committee are Jeffrey A. Carus, William E. Mitchell (who serves as Chairman of the Compensation Committee), Angela D. Pruitt-Marriott and Kenneth K. Quigley, Jr. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Nominating and Corporate Responsibility Committee

The Nominating and Corporate Responsibility Committee (formerly the Nominating and Corporate Governance Committee) identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Responsibility Committee also develops and recommends to the Board corporate governance guidelines and, consistent with such guidelines, oversees the evaluation of Board and management. The Nominating and Corporate Responsibility Committee had at least one meeting during the year ended December 31, 2023. The current members of the Nominating and Corporate Governance Committee are Amy L. Butewicz, Matthew I. Hirsch, Stuart D. Levy (who serves as the Chairman of the Nominating and Corporate Responsibility Committee) and William E. Mitchell. The Board has determined that each member of the Nominating and Corporate Responsibility Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Responsibility Committee operates under its charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

The principal function of the Nominating and Corporate Responsibility Committee is to review and select candidates for nomination to the Board of Directors. The Nominating and Corporate Responsibility Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for more information.

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The Nominating and Corporate Responsibility Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Responsibility Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Responsibility Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Responsibility Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Responsibility Committee considers diversity of background and personal experience in identifying director candidates. Specifically, the Committee will examine the following minimum attributes and qualifications of candidates:

●	A candidate’s demonstrated integrity and ethics consistent with the Company’s Code of Business Conduct and Ethics;
●	A candidate’s willingness and ability to participate fully in Board activities including active membership and attendance at Board meetings and subject to the independence criteria established by the NYSE listing standards and applicable rules or the SEC, participation on at least one committee of the Board;
●	A candidate’s willingness to represent the best interests of all of the Company’s shareholders and not just a particular constituency;
●	A candidate’s experience in real estate business, finance, accounting rules and practices, law, cybersecurity and public relations;
●	A candidate’s management experience, judgment, skill and experience with business and organizations comparable to the Company;
●	The appropriate size and diversity of the Company’s Board of Directors; and
●	The needs of the Company with respect to particular talents and experience of its director and the interplay of the candidate’s experience with that of other Board members.

An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and presented to the Nominating and Corporate Responsibility Committee by the Committee Chairman. The Nominating and Corporate Responsibility Committee will then prioritize the candidates and determine if the Nominating and Corporate Responsibility Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Responsibility Committee, the President and Chief Executive Officer and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Responsibility Committee for final evaluation. The Nominating and Corporate Responsibility Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Responsibility Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

The ESG Subcommittee of the Nominating and Corporate Responsibility Committee was created to assist the Committee in fulfilling its oversight responsibilities with respect to the Company’s environmental, social and corporate governance initiatives. The ESG Subcommittee is comprised of three independent directors: Amy L. Butewicz, Kiernan Conway and Angela D. Pruitt-Marriott (who serves as the Chairperson of the ESG Subcommittee). The ESG Subcommittee was formed at the September 2023 board meeting and started convening meetings in 2024. The ESG Subcommittee operates under the ESG Subcommittee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had at least one meeting during the year ended December 31, 2023. The Board of Directors has selected an independent director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

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Shareholder Communications

The Company believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which apply to all directors, officers and employees of the Company. These guidelines are posted under the “Governance” tab of the Company’s investor website: www.umh.reit. Included in the guidelines is the requirement for the Board of Directors to conduct, at least annually, a self-evaluation to determine whether it and its Committees are functioning effectively. The Audit Committee also performs annual reviews of its performance and compliance with its charter.

Code of Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. During 2023 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

Vendor Code of Conduct

The Company has adopted a Vendor Code of Conduct that applies to individuals and firms that provide services to the Company. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. In addition to requiring all vendors to comply with all applicable laws and professional standards, the code sets forth a procedure for reporting misconduct to the Company’s General Counsel.

Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted under the “Governance” tab of the Company’s investor website: www.umh.reit.

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As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

Our Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his base salary. The Chief Executive Officer’s stock ownership level is evaluated on an annual basis. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the year, which was $15.32 on December 29, 2023. Shares owned by the Chief Executive Officer include: a) shares owned outright by the Chief Executive Officer or his immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the Chief Executive Officer; c) restricted or unrestricted stock issued as part of the Chief Executive Officer’s compensation, whether or not vested; d) shares acquired upon option exercise that the Chief Executive Officer continues to own; and e) shares held for the Chief Executive Officer’s account in a 401(k) or other retirement plan.

If the Chief Executive Officer meets the ownership requirement at the time of the annual review, he will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating and Corporate Responsibility Committee has authority to administer and interpret these requirements.

As of December 31, 2023, the Company’s Chief Executive Officer, Mr. Samuel A. Landy, owned shares of the Company’s common stock valued at approximately 24 times his base salary, which is approximately quadruple the Company’s ownership requirement.

Named Executive Officer Stock Ownership Guidelines

The Company recommends that each individual serving as a Named Executive Officer of the Company (“NEO”), other than the CEO, own shares of the Company’s common stock having a value equal to at least two times the NEO’s annual base salary. As stated in the foregoing section, the CEO, in accordance with a separate policy on CEO Stock Ownership Requirements, is required to own shares of the Company’s common stock having a value equal to at least six times his base salary. These Named Executive Stock Ownership Guidelines are intended to be a guide; the Company recognizes that each NEO has different personal financial circumstances. Therefore, each NEO is advised to own shares of the Company’s common stock in an amount commensurate with each NEO’s circumstances. Each NEO’s stock ownership level is evaluated by or at the direction of the Company’s Executive Vice President, Chief Financial Officer and Treasurer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Named Executive Stock Ownership Guidelines includes: a) shares owned outright by the NEO or his or her immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the NEO; c) restricted or unrestricted stock issued as part of an NEO’s compensation, whether or not vested; d) shares acquired upon option exercise that the NEO continues to own; and e) shares that are held for the NEO under a 401(k) or other retirement plan. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include these guidelines as part of its annual review of each NEO. As of the proxy record date, all NEOs met or exceeded the ownership guidelines.

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Director Stock Ownership Guidelines

The Company recommends that each non-employee serving as a director on the Board of the Company own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Director Stock Ownership Guidelines includes: a) shares owned outright by the director or his or her immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the director; c) restricted or unrestricted stock issued as part of a director’s compensation, whether or not vested; and d) shares acquired upon option exercise that the participant continues to own. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include these guidelines as part of its annual review of directors. As of the proxy record date, seven out of the nine non-employee directors met or exceeded the ownership guidelines.

Clawback Policy

The Board has adopted a clawback policy that provides for the recovery of short-term and long-term incentive compensation received by current and former executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error. This policy has a three-year lookback period and applies even if there was no misconduct or failure of oversight on the part of an individual executive officer or employee subject to the policy. The Board of the Company shall not have any discretion as to whether to pursue recovery of incentive compensation paid to its employees, except if (i) the Board determines, after reasonable and documented attempts by the Company to recover, that the cost to enforce the Policy in any particular instance would exceed the amount to be recovered, or (ii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to be so qualified.

Human Rights Policy

The Board has adopted a Human Rights Policy to address its responsibility across all business levels, subsidiaries and joint ventures to respect human rights and labor standards, both within the Company and across its value and supply chains. This policy addresses, among other things, non-discrimination, payment of fair compensation, promoting employee health and safety, preventing harassment, providing employees with the support needed to perform their jobs in a responsible manner, and ensuring that the Company’s offices and facilities are accessible for persons with disabilities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Shares as of March 8, 2024, by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	each of the Company’s directors;

●	each of the Company’s five Named Executive Officers; and

●	all of the Company’s Executive Officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power over the Common Shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.

In determining the number and percentage of Common Shares beneficially owned by each person, Common Shares that may be acquired by that person under options exercisable within 60 days of March 8, 2024, are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Common Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,541,226	(3)	9.43%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,922,580	(4)	7.1%

T. Rowe Price Investment Management, Inc.	3,712,602	(5)	5.35%

Amy L. Butewicz	11,403	(6)	*

Jeffrey A. Carus	23,485	(7)	*

Anna T. Chew	985,016	(8)	1.42%

Kiernan Conway	3,117	(9)	*

Matthew I. Hirsch	53,696	(10)	*

Craig Koster	203,288	(11)	*

Eugene W. Landy	1,770,961	(12)	2.53%

Michael P. Landy	484,691	(13)	*

Samuel A. Landy	1,179,692	(14)	1.7%

Stuart D. Levy	18,202	(15)	*

William E. Mitchell	19,635	(16)	*

Angela D. Pruitt-Marriott	9,731	(17)	*

Kenneth K. Quigley, Jr.	29,459	(18)	*

Brett Taft	259,903	(19)	*

UMH Properties, Inc. 401(k) Plan (UMH 401(k) Plan)	580,818	(20)	*

Directors and Executive Officers as a group	6,111,244		8.63%

*Less than 1%

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(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Common Shares listed. Except as indicated in the footnotes to this table, none of the Common Shares have been pledged as collateral.

(2)	In accordance with SEC regulations, the percentage calculations are based on the number of Common Shares outstanding on March 8, 2024, which was 69,357,605 Common Shares, plus shares that may be issued within 60 days of March 8, 2024, upon exercise of stock options.

(3)	Based on Schedule 13G as of December 31, 2023, filed by The Vanguard Group (“Vanguard”), Vanguard owns 6,541,226 Common Shares. This filing with the SEC by Vanguard indicates that Vanguard has shared voting power for 48,463 Common Shares, sole dispositive power for 6,435,074 Common Shares and shared dispositive power for 106,152 Common Shares.

(4)	Based on Schedule 13G as of December 31, 2023, filed by BlackRock, Inc. (“Blackrock”), Blackrock owns 4,922,580 Common Shares. This filing with the SEC by BlackRock, Inc. indicates that BlackRock has sole voting power for 4,788,763 Common Shares, and sole dispositive power for 4,922,580 Common Shares.

(5)	Based on Schedule 13G as of December 31, 2023, filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), T. Rowe Price owns 3,712,602 Common Shares. This filing with the SEC by T. Rowe Price indicates that T. Rowe Price has sole voting power for 1,371,227 Common Shares, and sole dispositive power for 3,712,602 Common Shares.

(6)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(7)	Includes (a) 819 Common Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; (b) 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29. In addition to the Common Shares reported, Mr. Carus also holds 500 of the Preferred D Shares.

(8)	Includes (a) 691,205 Common Shares owned jointly with Ms. Chew’s husband or children; (b) 170,600 Common Shares issuable upon exercise of stock options; and (c) 123,211 Common Shares of unvested restricted stock. Excludes 123,400 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/24; 15,000 Common Shares on 3/21/25; 10,000 Common Shares on 3/25/25; 7,800 Common Shares on 3/28/25; 10,000 Common Shares on 7/14/25; 15,000 Common Shares on 3/21/26; 7,800 Common Shares on 3/28/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 7,800 Common Shares on 3/28/27; and 15,000 Common Shares on 3/21/28. Excludes 48,489 Common Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 48,489 Common Shares held by the UMH 401(k) Plan for her benefit. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

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(9)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(10)	Includes (a) 46,620 Common Shares owned jointly with Mr. Hirsch’s wife; (b) 5,076 Common Shares owned by Mr. Hirsch’s wife; and (c) 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(11)	Includes (a) 54,216 Common Shares owned jointly with Mr. Koster’s wife; (b) 134,600 Common Shares issuable upon exercise of stock options, and (c) 14,472 Common Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Koster also holds 337 of the Preferred D Shares. Excludes 119,400 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/24; 15,000 Common Shares on 3/21/25; 6,000 Common Shares on 3/25/25; 7,800 Common Shares on 3/28/25; 10,000 Common Shares on 7/14/25; 15,000 Common Shares on 3/21/26; 7,800 Common Shares on 3/28/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 7,800 Common Shares on 3/28/27; and 15,000 Common Shares on 3/21/28. Excludes 7,890 Common Shares held in the UMH 401(k) Plan. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(12)	Includes (a) 112,849 Common Shares held in the Sheltered Family Trust of which Mr. Landy is a Trustee with power to vote; (b) 152,880 Common Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (c) 33,561 Common Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (d) 42,913 Common Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (e) 535,000 Common Shares issuable upon exercise of stock options; (f) 277,559 Common Shares pledged as security for loans. Excludes 240,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 20,000 Common Shares on 7/14/24; 20,000 Common Shares on 9/9/24; 15,000 Common Shares on 3/21/25; 20,000 Common Shares on 3/25/25; 20,000 Common Shares on 7/14/25; 20,000 Common Shares on 9/9/25; 15,000 Common Shares on 3/21/26; 20,000 Common Shares on 7/14/26; 20,000 Common Shares on 9/9/26; 15,000 Common Shares on 3/21/27; 20,000 Common Shares on 7/14/27; 20,000 Common Shares on 9/9/27; and 15,000 Common Shares on 3/21/28.

(13)	Includes (a) 20,920 Common Shares owned by Mr. Michael Landy’s wife; (b) 77,220 Common Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (c) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; and (d) 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(14)	Includes (a) 10,977 Common Shares owned by Mr. Samuel Landy’s wife; (b) 44,150 Common Shares owned with Mr. Samuel Landy’s wife; (c) 45,661 Common Shares held in the Landy 2022 Family Trust; (d) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (e) 155,900 Common Shares issuable upon exercise of stock options; (f) 92,108 Common Shares pledged in a margin account; (g) 669,728 Common Shares pledged as security for loans; and (h) 154,018 Common Shares of unvested restricted stock. Excludes 23,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 5,900 Common Shares on 3/21/25; 5,900 Common Shares on 3/21/26; 5,900 Common Shares on 3/21/27; and 5,900 Common Shares on 3/21/28. Also, excludes 87,927 Common Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 87,927 Common Shares held by the UMH 401(k) Plan for his benefit. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(15)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

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(16)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(17)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(18)	Includes 2,000 Common Shares issuable upon exercise of stock options. Excludes 19,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,200 Common Shares on 1/10/25; 2,000 Common Shares on 3/21/25; 2,200 Common Shares on 1/10/26; 2,000 Common Shares on 3/21/26; 2,200 Common Shares on 1/10/27; 2,000 Common Shares on 3/21/27; 2,200 Common Shares on 1/10/28; 2,000 Common Shares on 3/21/28; and 2,200 Common Shares on 1/10/29.

(19)	Includes (a) 190,600 Common Shares issuable upon exercise of stock options, and (b) 14,472 Common Shares of unvested restricted stock. Excludes 123,400 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/24; 15,000 Common Shares on 3/21/25; 10,000 Common Shares on 3/25/25; 7,800 Common Shares on 3/28/25; 10,000 Common Shares on 7/14/25; 15,000 Common Shares on 3/21/26; 7,800 Common Shares on 3/28/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 7,800 Common Shares on 3/28/27; and 15,000 Common Shares on 3/21/28. Excludes 6,825 Common Shares held in the UMH 401(k) Plan. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(20)	Includes 580,818 Common Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Common Shares held by the UMH 401(k) Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. PKF has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. There have been no disagreements between the Company and PKF relating to accounting procedures, financial statement disclosures or related items. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF
O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of UMH operates under a written charter which was amended in January 2020. The amended charter is available on the Company’s website at www.umh.reit.

The Audit Committee consists of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023.

We have discussed with the independent registered public accounting firm the matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC and other applicable regulations.

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We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee:

Jeffrey A. Carus

Kiernan Conway

Stuart D. Levy

Kenneth K. Quigley, Jr. (Chairman)

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2023 and 2022. The following are fees billed by and accrued to PKF O’Connor Davies, LLP in connection with services rendered for the years ended December 31, 2023 and 2022:

	2023	2022

Audit Fees	$375,000	$347,200
Audit-Related Fees	48,374	55,220
Tax Fees	93,050	71,970
All Other Fees	-0-	-0-
Total Fees	$516,424	$474,390

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

All other fees include fees for all other services provided by PKF, other than the services reported above as Audit Fees, Audit-Related Fees or Tax Fees.

All of the services performed by PKF O’Connor Davies, LLP for the Company during 2023, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies, LLP’s independence.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in 2023 as described in the “Compensation Discussion and Analysis” set forth in this proxy statement, including the compensation tables and the narrative disclosures that accompany those tables.

At the annual meeting of shareholders held on May 31, 2023, the Company’s shareholders approved by their advisory vote the compensation of the named executive officers. The shareholders also expressed a preference that advisory votes on executive compensation occur every year. Accordingly, a shareholder advisory vote on executive compensation will be held at the 2024 annual meeting of shareholders. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The following table highlights important aspects of our executive compensation program, which promotes good corporate governance and serves the interests of our shareholders:

Executive Compensation Highlights

Cash bonus program and equity compensation for CEO, CFO and other Named Executive Officers are tied to objective short-term and long-term performance goals approved by an independent compensation consultant.

Total executive compensation for our CEO is below the median and average total executive compensation of the CEOs for the Comparable REITs (as subsequently defined) and less than half of the median and average total compensation of CEOs for REITs in the residential property sector and REITs with similar numbers of full-time employees, based upon the 2023 Nareit Compensation Survey.

Robust stock ownership and anti-hedging policy:

● CEO requirement: 6x base salary
● Director guidelines: 3x annual cash fee
● Named Executive Officer guidelines: 2x base salary
● Directors, officers and employees are prohibited from the purchase or sale of puts, calls, options or other derivative securities, and from hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.
● All stock option and restricted stock awards to employees must be subject to a minimum vesting period of at least one year from grant date, except with respect to up to 5% of shares reserved for issuance. Our general practice has been for awards to vest over a 5-year period, 20% per year, to encourage employee retention and align employees’ interests with those of our shareholders.
Average director compensation is below the average and median director compensation of Comparable REITs (as subsequently defined).

The Company has a Compensation Clawback Policy in place that provides for the recovery of short-term and long-term incentive compensation received by its executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error.

No excessive perquisites or other benefits.

No liberal share recycling, evergreen funding, excise tax gross-ups, repricing, cash buyouts or reload options are permitted under the Company’s Equity Incentive Award Plan.

No single-trigger acceleration provisions contained in executive employment agreements. Subsequent to a change-in-control event, a qualifying termination (by the Company without cause, due to executive’s death or disability or by the executive for good reason) must occur prior to receiving any severance payment.

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Peer Group

In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, we have selected a peer group of REITs with whom we compete for executive employees, based upon a number of quantitative and qualitative factors including, but not limited to, total market capitalization, industry, enterprise value and total shareholder return history. We have also taken into consideration the peer decisions made by other companies. This peer group has also been approved by our compensation consultants, Ferguson Partners (“FP”).

The peer group of comparable REITs (“Comparable REITs”) is as follows:

Symbol	Company Name	Industry

AAT	American Assets Trust, Inc.	Office, Retail and Multifamily
AHH	Armada Hoffler Properties, Inc.	Multifamily and Office
BRT	BRT Apartments Corp.	Multifamily
CHCT	Community Healthcare Trust Inc.	Healthcare
CIO	City Office REIT Inc.	Office
CSR	Centerspace	Multifamily
CTRE	CareTrust REIT Inc.	Multifamily and Healthcare
FSP	Franklin Street Properties Corp.	Office
IRT	Independence Realty Trust Inc.	Multifamily
LTC	LTC Properties, Inc.	Healthcare

We have removed Urstadt Biddle Properties, Inc. from our peer group since it was acquired by Regency Centers Corporation in August 2023. We have replaced it with American Assets Trust, Inc. due to it having a similar size market capitalization to UMH and it being listed in 2023 as a member of the Institutional Shareholder Services (“ISS”) peer group for UMH.

Pay for Performance: Total Shareholder Return

From 1968 through 2023, UMH has delivered consistent and reliable returns for its shareholders. The Company has been one of the top 25% performing REITS based upon total shareholder return over the past 5 and 10-year periods and in the top half of all performing REITS over the past 3-year period.1 Over the past five years, UMH has generated total returns to its shareholders of approximately 64% (approximately 12.8% per annum) which is greater than the 43% return of the MSCI REIT index (RMS) over that same period.2

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1 Source: KeyBanc “The Leaderboard” publication dated December 29, 2023.

2 Source: S&P Global Market Intelligence.

3 REIT index represents RMS, a free float-adjusted market capitalization weighted index that is comprised of equity REITs and is calculated with dividends reinvested on a daily basis.

Over the same five-year period, and as depicted in the following graphs, the Company has grown its Community Net Operating Income by 78%, total revenue by 60% and increased its total market capitalization by 71%.

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The following graph demonstrates our strong total return performance over the 3, 5 and 10-year periods, as of December 31, 2023, compared to that of the Comparable REITs and over the 5 and 10-year periods compared to the MSCI US REIT Index (RMS). Total Return Performance reflects stock price appreciation and dividend reinvestment.

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Source: S&P Global Market Intelligence

Lesser Pay for Greater Performance

While the Company has outperformed its peers and rewarded its shareholders with its substantial total returns, our Chief Executive Officer’s total compensation in 2023 was below the median and average total executive compensation of the CEOs for the Comparable REITs. It was also less than half of the median and average total compensation of CEOs for REITs in the residential property sector and REITs with similar numbers of full-time employees, based upon the 2023 National Association of Real Estate Investment Trusts (“Nareit”) Compensation Survey. Although our operating results over the past year were impacted by our investments to grow the company through value-add acquisitions, developments, inflation and rising interest rates as well as backlogs to obtain rental homes and inventory for sale, which have now been resolved, the Company has consistently outperformed the Comparable REITs (RMS) over the past 1, 3, 5 and 10-year periods and the RMS over the past 5 and 10-year periods.

The Compensation Committee regularly reviews all elements of the compensation paid to our Named Executive Officers. The Committee believes that the Company’s present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible, our business objectives while aligning the interests of the Named Executive Officers with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to its shareholders. The Company is proud of its long-term record of dividends and profitability. The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as set forth in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders.”

Vote Required:

The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, assuming a quorum is present, is required to approve the advisory resolution approving the compensation of our named executive officers.

Board Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s Named Executive Officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs.

The five individuals who served during 2023 as the Company’s Chairman of the Board, President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer, Executive Vice President and General Counsel and Executive Vice President and Chief Operating Officer are included in the Summary Compensation Table presented below in this Proxy Statement. These individuals, who are the Company’s five most highly compensated executive officers, are sometimes referred to in this Proxy Statement as the “Named Executive Officers.” In connection with the preparation of new employment agreements for the Named Executive Officers, which were entered into during 2023 and took effect as of January 1, 2023, the Committee retained the advice of a compensation consultant, Ferguson Partners (“FP”), to conduct an overview of peer companies’ employment arrangements and compensation practices for senior executives and to consult with the Committee with respect to the amount of compensation for our Named Executive Officers and other terms and conditions, including the short and long-term incentive programs, for the new employment agreements. The Committee determined that the amount of compensation that FP was paid for their services was reasonable and customary.

Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the Named Executive Officers with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives and the overall compensation program, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses provided for in the Company’s executed executive employment agreements are consistent with the Committee’s philosophy and objectives.

The Committee believes that each of the above factors is important when determining compensation levels for Named Executive Officers. The Committee reviews and approves the employment contracts for the Named Executive Officers and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates the performance of the Named Executive Officers in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, including the Comparable REITs (defined above), and compensation given to Named Executive Officers in prior years.

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In addition to obtaining advice from the Company’s compensation consultant, FP, the Committee uses the annual Compensation Survey published by Nareit (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 300 but less than 750 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements, as well as overall Company performance.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s Named Executive Officers.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s contribution, title, responsibilities and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

All of the Company’s currently employed Named Executive Officers are parties to employment agreements. These agreements provide for base salaries, bonuses and customary fringe benefits. The employment agreements also provide for certain severance benefits in the event the named executive officer’s employment is terminated by the Company other than for cause, by the employee for good reason or due to the employee’s death or disability. Such severance benefits are designed to alleviate the financial impact of termination of employment, with the intent of providing for a stable work environment. Other key elements of the Company’s compensation program for the Named Executive Officers are stock options, restricted stock awards and other benefits. Each of these is addressed separately below. In determining initial compensation, the Committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the Named Executive Officers, the Committee takes the terms of the employment agreements into consideration.

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Shareholder Advisory Vote

The Committee believes that one way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on May 31, 2023, over 94% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of Named Executive Officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the Named Executive Officers’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

Bonuses

Short-Term Incentive Program (STIP)

In addition to the provisions for base salaries under the terms of their employment agreements and discretionary cash bonuses awarded by the Committee in recognition of individual accomplishments and achievements, the President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer, Executive Vice President and General Counsel and Executive Vice President and Chief Operating Officer are entitled to receive annual cash bonuses for each year during the terms of each respective agreement. Bonuses, as approved by management, are measured from the appropriate prior and current year-end audited financial statements. 75% of the cash bonus for these executive officers are based on the increase in Normalized Funds from Operations (“Normalized FFO”) per share, which does not include any gains or losses from the stock portfolio. The remaining 25% of the cash bonuses for these executive officers is at the Compensation Committee’s discretion based on but not limited to Normalized FFO growth; TSR; occupancy growth; same property NOI growth; sales growth; general and administrative expense management; growth of rental homes; acquisition targets; expansions and development of sites (including by the Company’s Joint Venture with Nuveen Real Estate); capital raising/refinancing; and ESG.

The Company considers FFO and Normalized FFO to be an important measure of an equity REIT’s operating performance. We define FFO as net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the U.S. (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. We define Normalized FFO as FFO excluding one-time charges. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The Company considers FFO and Normalized FFO to be meaningful, additional measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

In setting discretionary bonuses for 2023, the Committee also considered management’s report on the Company’s 2023 achievements in financial performance, strategic growth and financial position, and the role of each named executive officer in delivering these achievements. The factors that were considered included the progress that was made by the Company during 2023 due to the efforts of management, described in the Business Highlights section on page 5 of this proxy statement. After considering the Company’s 2023 achievements in financial performance, strategic growth and financial position, as outlined above, as well as the individual performance of the Named Executive Officers, the Committee established the individual discretionary cash bonuses for the Named Executive Officers based on the Company’s overall performance and the Named Executive Officers’ individual contributions to these accomplishments.

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Long-Term Incentive Program (LTIP)

Stock options and restricted stock awards granted to employees typically vest over five years, 20% per year, to encourage employee retention and ensure that their interests are aligned with those of the shareholders. As subsequently described in greater detail, the employment agreements for the President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer, Executive Vice President and General Counsel and Executive Vice President and Chief Operating Officer have three, equally-weighted components that comprise the LTIP: time-based, performance-based strategic milestones and performance-based total shareholder return.

Annual stock option awards of up to 50,000 shares shall also be granted to Named Executive Officers for the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on, but not limited to, Normalized FFO growth; TSR; occupancy growth; same property NOI growth; sales growth; general and administrative expense management; growth of rental homes; acquisition targets; expansions and development of sites (including the Joint Venture); capital raising/refinancing; and ESG. The Committee determines the size of the restricted stock grants and option awards based upon the Committee’s decision as to the degree to which that the relevant performance metrics have been achieved and, in the case of executives other than the CEO, taking into consideration the recommendations of the CEO.

Other Personal Benefits

The Company’s Named Executive Officers are provided with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the Named Executive Officers.

The Named Executive Officers who are subject to employment agreements are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health insurance, on such terms no less favorable than applicable to any other executive. Attributed costs of the personal benefits described above for the Named Executive Officers for the year ended December 31, 2023, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

Payments upon Termination or Change in Control

In addition, the Named Executive Officers’ employment agreements each contain provisions relating to change in control events and severance upon termination. These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement. There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene W. Landy is employed under an amended employment agreement with the Company. His base compensation under his amended contract has remained at $250,000 per year since 2014. Mr. Landy also received a bonus for 2023 of $119,615 and stock options to purchase 75,000 shares of the Company’s stock, primarily based on performance, including growth of the Company. This stock option has a grant date fair value of $3.10 per share, for a total grant date fair value of approximately $233,000. Additionally, during 2023, Mr. Landy was awarded $50,000 in lieu of a $50,000 retirement benefit to which he is entitled under his employment agreement. Due to the fact that he has continued to serve the Company, the Compensation Committee determined that it was appropriate to pay him an amount equivalent to the retirement benefit that he would have been entitled to had he retired.

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Mr. Samuel Landy is employed under an Amended and Restated Employment Agreement with the Company. His base compensation under this contract was $766,000 for 2023. Ms. Anna Chew is employed under an Amended and Restated Employment Agreement with the Company. Her base compensation under this contract was $591,000 for 2023. Mr. Craig Koster is employed under an employment agreement with the Company. His base compensation under this contract was $425,000 for 2023. Mr. Brett Taft is employed under an employment agreement with the Company. His base compensation under this contract was $390,000 for 2023. In evaluating Mr. Landy’s, Ms. Chew’s, Mr. Koster’s and Mr. Taft’s eligibility for a short-term cash bonus, long-term equity compensation and discretionary bonuses, as set forth in the below Summary Compensation Table, the Compensation Committee used a combination of corporate and financial metrics as well as time-based vesting requirements. The performance-based metrics include, but are not limited to, normalized FFO per share growth, total shareholder return, same property occupancy increase, NOI growth, sale increase, acquisitions, development of sites (including through any joint ventures), capital raising and ESG. Awarded equity compensation is also based in part upon the performance-based relative shareholder return of the Company as compared to the MSCI US REIT Index.

All Named Executive Officers were awarded their respective compensation based on their respective employment agreements and the many contributions that they have made towards the Company’s achievements. In addition to its determination of the executive’s individual performance levels for 2023, the Committee compared the executive’s total compensation for 2023 to that of similarly-situated personnel in the REIT industry using the 2023 Nareit Compensation Survey as well as the total compensation of executives of the Comparable REITs. The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.

Risk Management

The Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual cash bonus opportunities, long-term equity compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Committee.

Clawback Policy

As described above on page 25, compensation paid to our Named Executive Officers is subject to our Compensation Clawback policy, which provides for the recovery of short-term and long-term incentive compensation received by executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error. During 2023, there were no events that triggered a right to a clawback of compensation from any of our employees, including our Named Executive Officers.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

William E. Mitchell (Chairman)

Jeffrey A. Carus

Angela D. Pruitt-Marriott

Kenneth K. Quigley, Jr.

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2023, 2022 and 2021 to the five Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (6)	Stock Awards (4) (7)	Option Awards (5)	Non-equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Eugene W.	2023	$250,000	$119,615	$-0-	$232,500	$-0-	$-0-	$50,000	(1)	$652,115
Landy	2022	250,000	109,615	-0-	433,000	-0-	-0-	50,000	(1)	842,615
Chairman of the Board	2021	250,000	9,615	564,218	296,000	-0-	-0-	113,000	(1)	1,232,833

Samuel A. Landy	2023	766,000	29,462	785,492	91,450	383,000	-0-	12,200	(2)	2,067,604
President and Chief Executive	2022	766,000	29,462	1,030,973	-0-	1,177,000	-0-	11,600	(2)	3,015,035
Officer	2021	649,000	24,962	3,059,606	-0-	1,412,000	-0-	74,400	(2)	5,219,968

Anna T. Chew	2023	591,000	22,731	628,968	232,500	295,500	-0-	12,200	(2)	1,782,899
EVP and Chief	2022	591,000	22,731	826,207	176,670	943,000	-0-	11,600	(2)	2,571,208
Financial Officer	2021	493,000	18,962	2,225,213	148,000	1,131,000	-0-	74,400	(2)	4,090,575

Craig Koster	2023	425,000	16,346	82,600	232,500	127,500	-0-	12,200	(3)	896,146
EVP, General Counsel and	2022	425,000	116,346	122,500	176,670	-0-	-0-	11,600	(3)	852,116
Secretary	2021	375,000	114,423	387,525	148,000	-0-	-0-	11,400	(3)	1,036,348

Brett Taft	2023	390,000	15,000	82,600	232,500	117,000	-0-	12,200	(3)	849,300
EVP and Chief	2022	390,000	115,000	122,500	176,670	-0-	-0-	11,600	(3)	815,770
Operating Officer	2021	297,000	111,423	387,525	148,000	-0-	-0-	11,400	(3)	955,348

(1)	Represents Director’s annual board cash retainer of $45,000 for 2021, Director’s meeting fees of $18,000 for 2021 and additional retirement benefit of $50,000 in 2023, 2022 and 2021. As of 2022, Company employees who serve as directors on the board do not receive a cash retainer, meeting fees or any other form of compensation for serving on the board.

(2)	Represents Director’s annual board cash retainer of $45,000 for 2021, Director’s meeting fees of $18,000 for 2021 and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer. As of 2022, Company employees who serve as directors on the board do not receive a cash retainer, meeting fees or any other form of compensation for serving on the board.

(3)	Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)	The grant date fair values were established based on the number of shares granted and the share prices as follows: 2023, 3/21/2023- $14.36, 2022, 3/28/2022- $23.81 and 9/9/2022- $18.52; 2021, 7/14/2021- $22.57 (see the Grants of Plan-Based Awards and Outstanding Equity Awards at Year-End tables below for details). Such shares vest over five years.

(5)	The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Annual Report on Form 10-K, Note 8 of the Notes to the Consolidated Financial Statements, for assumptions used in the model. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

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(6)	Includes amounts paid in subsequent year based upon prior year’s performance. On January 10, 2024, the Compensation Committee granted the release of the initial 25% discretionary cash bonus under the Company’s Short Term Incentive Program (“STIP”) for Mr. Sam Landy, Ms. Anna Chew, Mr. Craig Koster and Mr. Brett Taft based upon the Company’s achievement of certain performance metrics. At its March 2024 meeting, based upon the audited 2023 financials, the Committee approved an award of additional non-equity incentive plan compensation to the NEOs (other than Mr. Eugene Landy) based upon the Company’s strong fourth quarter year over year increase in Normalized FFO per Share. That additional compensation is expected to be paid in cash in the second quarter of 2024 and consists of the following amounts not reflected in the above table: Mr. Samuel A. Landy - $383,000; Ms. Anna T. Chew - $295,500; Mr. Craig Koster - $127,500 and Mr. Brett Taft - $117,000. This total non-equity incentive plan compensation awarded to each NEO is for their achievement of the “Target” bonus criteria under the STIP.

(7)	Represents restricted stock awards granted in 2023, 2022 and 2021 for performance years 2022, 2021 and 2020. The actual value of these awards will depend upon the performance of the Company during the period of time the awards are outstanding. For 2021, includes an adjustment for a performance-based award which vested in 2023.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table discloses information on compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and (on average) to our other NEOs (“non-PEO NEOs”) during the specified years alongside TSR and net income metrics, as well as a Company-selected measure of Normalized Funds from Operations (“Normalized FFO”). The Company selected this measure as the most important in linking compensation actually paid to our NEOs for 2023 to Company performance, as Normalized FFO was the predominant metric used in our 2020-2023 performance awards as described in more detail beginning on page 41.

Pay versus Performance

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (“TSR”)	FTSE Nareit All REIT TSR (5)	Net Income (Loss) to Common Shareholders (in thousands)	Normalized FFO (in thousands)

2023	$2,067,604	$1,524,425	$1,045,115	$18,149	$116.79	$109.95	$(8,714)	$54,533
2022	3,015,035	152,145	1,270,427	617,951	116.61	98.62	(36,265)	46,840
2021	5,219,968	8,425,139	1,828,776	3,607,647	190.07	131.68	21,249	41,144
2020	3,000,284	2,622,270	1,025,213	820,884	99.29	94.14	(29,759)	29,154

(1)	Reflects the total compensation of Samuel A. Landy, President and Chief Executive Officer, who is our PEO. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown.
(2)	The dollar amounts shown in these columns reflect CAP to Mr. Samuel A. Landy, calculated in accordance with SEC rules. The CAP was calculated beginning with the PEO’s SCT total. The below amounts were deducted from and added to the applicable SCT total compensation:

PEO Reconciliation of SCT to CAP

	Summary Compensation Table Total for PEO	Minus Grant Date Fair Value of Awards Granted During Year (a)	Plus (Minus) Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2023	$2,067,604	$(876,942)	$333,763	$1,524,425
2022	3,015,035	(1,030,973)	(1,831,917)	152,145
2021	5,219,968	(2,048,214)	5,253,385	8,425,139
2020	3,000,284	(155,271)	(222,743)	2,622,270

(a)	Represents the total of the amounts reported in the Grant of Plan-Based Awards section for the applicable year. The values of the shares underlying options were established using the Black-Scholes stock option valuation model.
(b)	The calculation of the Equity Award Adjustments is shown in the below table:

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PEO CAP Equity Award Adjustments Reconciliation

	Year End Value of Current Year Awards Outstanding as of Year End	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year (including dividends)	Total Equity Award Adjustments

2023	$944,252	$(497,846)	$(112,643)	$333,763
2022	722,231	(1,638,757)	(915,391)	(1,831,917)
2021	3,437,407	1,643,084	172,894	5,253,385
2020	164,116	(215,598)	(171,260)	(222,743)

(3)	Reflects the average total compensation of the Company’s NEOs, Mr. Eugene W. Landy, Chairman of the Board; Ms. Anna T. Chew, Executive Vice President, Chief Financial Officer and Treasurer, Mr. Craig Koster, Executive Vice President, General Counsel and Secretary and Mr. Brett Taft, Executive Vice President and Chief Operating Officer. Amounts shown are calculated in the Summary Compensation Table (SCT) for each of the years shown.
(4)	The dollar amounts shown in these columns reflect average CAP to the Non-PEO NEOs, calculated in accordance with SEC rules. The average CAP was calculated beginning with the Non-PEO NEO’s average SCT total. The below amounts were deducted from and added to the applicable SCT total compensation:

Non-PEO NEO’s (Average) – Reconciliation of SCT to CAP

	Average Summary Compensation Table for Non-PEO NEOs	Minus Grant Date Fair Value of Awards Granted During Year (a)	Plus (Minus) Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs

2023	$1,045,115	$(431,042)	$(595,924)	$18,149
2022	1,270,427	(508,554)	(143,922)	617,951
2021	1,828,776	(773,689)	2,552,560	3,607,647
2020	1,025,213	(124,419)	(79,910)	820,884

(a)	Represents the total of the amounts reported in the Grant of Plan-Based Awards section for the applicable year. The values of the shares underlying options were established using the Black-Scholes stock option valuation model.
(b)	The calculation of the Equity Award Adjustments is shown in the below table:

Non-PEO NEO’s (Average) CAP Equity Award Adjustments Reconciliation

	Year End Value of Current Year Awards Outstanding as of Year End	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year (including dividends)	Total Equity Award Adjustments

2023	$394,561	$(964,433)	$(26,052)	$(595,924)
2022	469,020	(119,934)	(493,008)	(143,922)
2021	1,247,008	1,031,180	274,372	2,552,560
2020	122,225	(157,259)	(44,876)	(79,910)

(5)	Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020. As permitted by SEC rules, the index referenced for the purpose of TSR comparison is the group of companies included in the FTSE Nareit All REIT Index, which is the peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee, together with information from the Survey, for purposes of determining compensation paid to our executive officers is described on page 34.

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Analysis of the Information Presented in the Pay versus Performance Table

As described in greater detail in the Compensation Discussion and Analysis section beginning of page 39 of this proxy statement, our executive compensation program is designed to align the interests of our executive officers with those of our shareholders. While we use several performance measures to accomplish this objective, not all of these performance measures are presented in the Pay Versus Performance table. We use a combination of restricted stock for incentive compensation and cash salary and bonuses as the primary means of delivery long-term and short-term compensation to our executive officers. We believe that restricted stock with long vesting periods aligns the interests of executive officers and shareholders and incentivizes long-term growth of our Company, increasing the value of our common stock and maintaining or increasing our dividend payout. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Total Shareholder Return

Company TSR and Nareit All REIT Index TSR are computed in accordance with Item 402(v) of Regulation S-K. These metrics are based on dividends and stock prices for each period presented. While the Company’s TSR exceeded the TSR for the Nareit All REIT Index for each of the four years in the chart, the Company did not use this metric in determining executive compensation for the years 2020 through 2022. The 2023 employment agreements entered into by the named executive officers described in the Compensation Discussion and Analysis section of this proxy statement, do incorporate Total Shareholder Return as a metric to be used when determining the short-term cash bonus and long-term equity compensation awarded under the agreements. TSR, Normalized FFO, same property NOI growth; acquisition targets; expansions and development of sites (including the Joint Venture); and capital raising/refinancing; are the most important financial performance measures that the Company used to link compensation actually paid to our NEOs for fiscal year 2023.

Compensation Actually Paid and Net Income

The amount of compensation actually paid to our executive officers is not directly linked to net income. The Company is a real estate investment trust (REIT) with its real estate portfolio as its largest asset. Though real estate over the long-term generally increases in value, the assets are depreciated over the useful life of each asset on our consolidated financial statements in accordance with generally accepted accounting principles. Consequently, depreciation expense continues to grow as our real estate portfolio grows which significantly reduces the Company’s net income.

Compensation Actually Paid and Normalized FFO

As described in the Compensation Discussion and Analysis section of this proxy statement, the Company considers Normalized FFO to be an important measure of an equity REIT’s operating performance. Normalized FFO excludes historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. The Company considers Normalized FFO to be meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted it as a performance measure. Normalized FFO has increased each year from 2020 through 2024. This metric has been utilized by the Compensation Committee in determining executive compensation.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees. The median of the annual total compensation of all employees (other than our President and Chief Executive Officer) is $45,763 as of December 31, 2023. The President and Chief Executive Officer’s total compensation as an employee for 2023, which includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation and all other compensation as disclosed in the summary compensation table above, was $2,067,604.

We determined our median employee based on total compensation, which we calculated as annual base pay and the value of annual cash incentives, equity awards and all other compensation paid in 2023. We did not include the CEO, any seasonal employees, contractors or other non-employee workers in our employee population. All of our employees are located in the United States and, therefore, we did not make any cost-of-living adjustments in identifying the median employee. We annualized base pay for any full-time and part-time permanent employees who were employees of the Company as of December 31, 2023 and were employed for less than all of 2023.

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For 2023, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees was 45 to 1. Given the different methodologies that various companies use to determine an estimate of their pay ratio, our estimated ratio should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

On May 31, 2023, the shareholders approved and ratified the Company’s 2023 Equity Incentive Award Plan authorizing the grant to officers and key employees of options to purchase up to 2,200,000 shares of common stock. The 2023 Plan replaced the Company’s Amended and Restated 2013 Incentive Award Plan (formerly 2013 Stock Option and Stock Award Plan).

The following table summarizes information, as of December 31, 2023, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	4,742,260	$15.58	2,183,764
Equity Compensation Plans not Approved by Security Holders	N/A	N/A	N/A
Total	4,742,260	$15.58	2,183,764

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Grants of Plan-Based Awards

The following table sets forth, for the Named Executive Officers in the Summary Compensation Table, information regarding individual grants of stock options and restricted stock awards made during the year ended December 31, 2023:

Name	Grant Date	Number of Shares of Stock (1)	Number of Shares Underlying Options (2)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Stock Award	Grant Date Fair Value (3)	Non-Equity Incentive Plan Awards

Eugene W. Landy	3/21/2023	-0-	75,000	$14.36	$232,500	$-0-

Samuel A. Landy(4)	3/21/2023	-0-	29,500	14.36	91,450	95,750
	3/21/2023	54,700	-0-	14.36	785,492

Anna T. Chew(4)	3/21/2023	-0-	75,000	14.36	232,500	73,875
	3/21/2023	43,800	-0-	14.36	628,968

Craig Koster(4)	3/21/2023	-0-	75,000	14.36	232,500	31,875
	1/11/2023	5,000	-0-	16.52	82,600

Brett Taft(4)	3/21/2023	-0-	75,000	14.36	232,500	29,250
	1/11/2023	5,000	-0-	16.52	82,600

(1)	Restricted stock awards granted during fiscal year 2023 vest 20% per year over a five-year period, and all dividends earned are reinvested in restricted stock.

(2)	These options are exercisable and vest over 5 years, 20% per year, from the date of grant.

(3)

The values of the shares underlying options were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: 3/21/2023: expected volatility of 27.14%; risk-free interest rate of 3.59%; dividend yield of 3.94%; expected life of the options of ten years. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise. The value of the shares of restricted and unrestricted stock was based on the closing price of the shares on the grant date.

(4)	On January 10, 2024, the Compensation Committee granted the release of the initial 25% discretionary cash bonus under the Company’s Short Term Incentive Program (“STIP”) for Mr. Sam Landy, Ms. Anna Chew, Mr. Craig Koster and Mr. Brett Taft based upon the Company’s achievement of certain performance metrics. Those amounts are shown in the above table. At its March 2024 meeting, based upon the audited 2023 financials, the Committee approved, but has not yet awarded, additional non-equity incentive plan compensation based upon the Company’s strong fourth quarter year over year increase in Normalized FFO per Share and achievement of the “Target” bonus criteria under the STIP in 2023. The following additional compensation is expected to be awarded in the second quarter of 2024: Mr. Samuel A. Landy - $670,250; Ms. Anna T. Chew - $517,125; Mr. Craig Koster - $223,125 and Mr. Brett Taft - $204,750.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our Named Executive Officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

47

Outstanding Equity Awards at Year-End

The following table sets forth for the Named Executive Officers in the Summary Compensation Table, information regarding stock options and stock awards outstanding at December 31, 2023:

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested

Eugene W. Landy					-0-	$-0-
Eugene W. Landy	100,000	-0-	$9.77	04/05/24
Eugene W. Landy	100,000	-0-	$15.04	04/04/27
Eugene W. Landy	100,000	-0-	$13.09	04/02/28
Eugene W. Landy	100,000	-0-	$13.90	04/02/29
Eugene W. Landy	60,000	40,000	$9.70	03/25/30
Eugene W. Landy	40,000	60,000	$22.57	07/14/31
Eugene W. Landy	20,000	80,000	$18.52	09/09/32
Eugene W. Landy	-0-	75,000	$14.36	03/21/33

Samuel A. Landy					154,018	$2,359,551
Samuel A. Landy	50,000	-0-	$14.25	01/19/27
Samuel A. Landy	50,000	-0-	$15.04	04/04/27
Samuel A. Landy	50,000	-0-	$13.09	04/02/28
Samuel A. Landy	-0-	29,500	$14.36	03/21/33

Anna T. Chew					123,211	$1,887,586
Anna T. Chew	10,000	-0-	$14.25	01/19/27
Anna T. Chew	50,000	-0-	$15.04	04/04/27
Anna T. Chew	50,000	-0-	$13.90	04/02/29
Anna T. Chew	-0-	20,000	$9.70	03/25/30
Anna T. Chew	20,000	30,000	$22.57	07/14/31
Anna T. Chew	7,800	31,200	$23.81	03/28/32
Anna T. Chew	-0-	75,000	$14.36	03/21/33

Craig Koster					18,988	$290,903
Craig Koster	4,500	-0-	$9.77	04/05/24
Craig Koster	20,000	-0-	$15.04	04/04/27
Craig Koster	20,000	-0-	$13.09	04/02/28
Craig Koster	20,000	-0-	$11.42	01/02/29
Craig Koster	18,000	12,000	$9.70	03/25/30
Craig Koster	20,000	30,000	$22.57	07/14/31
Craig Koster	7,800	31,200	$23.81	03/28/32
Craig Koster	-0-	75,000	$14.36	03/21/33

Brett Taft					18,988	$290,903
Brett Taft	20,000	-0-	$9.77	04/05/24
Brett Taft	20,000	-0-	$15.04	04/04/27
Brett Taft	20,000	-0-	$13.09	04/02/28
Brett Taft	40,000	-0-	$11.42	01/02/29
Brett Taft	30,000	20,000	$9.70	03/25/30
Brett Taft	20,000	30,000	$22.57	07/14/31
Brett Taft	7,800	31,200	$23.81	03/28/32
Brett Taft	-0-	75,000	$14.36	03/21/33

(1)	Beginning in March 2020, all stock options awarded to employees vest 20% per year over a 5-year period. This applies to the options that expire starting in 2030. All other options that were previously awarded and expire prior to 2030, vest 1 year from the date of grant.

(2)	Restricted stock awards vest over 5 years, 20% per year, from the date of grant. Restricted stock awards granted on January 29, 2021, vest in June 2023. The following is the vesting schedule for the shares that have not yet vested: Mr. Samuel A. Landy – 52,421 shares, 35,915 shares, 33,377 shares, 20,897 shares, and 11,407 shares in 2024, 2025, 2026, 2027 and 2028, respectively; Ms. Anna T. Chew – 41,845 shares, 28,760 shares, 26,732 shares, 16,739 shares and 9,134 shares in 2024, 2025, 2026, 2027 and 2028, respectively; Mr. Craig Koster- 5,659 shares, 5,659 shares, 4,449 shares, 2,163 shares and 1,058 shares in 2024, 2025, 2026, 2027 and 2028, respectively; and Mr. Brett Taft – 5,659 shares, 5,659 shares, 4,449 shares, 2,163 shares and 1,058 shares in 2024, 2025, 2026, 2027 and 2028, respectively. Market value is based on the closing price of our common stock on December 29, 2023 of $15.32.

48

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the Named Executive Officers during the year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*

Eugene W. Landy	-0-	$-0-	38,946	$616,516
Samuel A. Landy	-0-	-0-	187,686	2,909,102
Anna T. Chew	10,000	63,100	133,694	2,066,882
Craig Koster	-0-	-0-	19,921	317,127
Brett Taft	-0-	-0-	19,921	317,127

* Value realized based on the closing price of the shares on the NYSE as of the date of exercise/vesting.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Founder and Chairman of the Board. Under this agreement, Mr. Landy receives an annual base compensation of $250,000 plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile. Additionally, there may be bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $150,000 on severance and $150,000 on the first and second anniversaries of severance. In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly. In the event of death, Mr. Landy’s designated beneficiary will receive $450,000 ($100,000 thirty days after death and the balance one year after death). The Employment Agreement automatically renews each year for successive one-year periods. On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the “Second Amendment”). The Second Amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock. A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company. Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

On January 11, 2023, Mr. Samuel Landy and Ms. Anna T. Chew entered into Amended and Restated Employment Agreements and Mr. Craig Koster and Mr. Brett Taft entered into Employment Agreements (collectively the “Agreements”), effective January 1, 2023. The Agreements have an initial term of three years and will be renewed automatically thereafter for additional successive one (1) year terms commencing on the third anniversary and each subsequent anniversary of the effective date unless otherwise terminated pursuant to the terms of the Agreements. The Agreements provided for a base salary, an annual cash bonus based on a combination of corporate/financial metrics and a long-term equity compensation award comprised of three, equally-weighted components: time-based, performance-based strategic milestones and performance-based total shareholder return. Performance-based vesting requirements that the Compensation Committee may elect to utilize for this purpose may include, without limitation, criteria relating to one or more of the following: normalized FFO per share growth, total shareholder return, same property occupancy increase, NOI growth, sale increase, acquisitions, development of sites (including through any joint ventures), capital raising and ESG. Awarded equity compensation may also be based in part upon the performance-based relative shareholder return of the Company as compared to the MSCI US REIT Index.

49

Under the Agreements, if employment is terminated a) by the Company other than for cause (as defined in the Agreements), b) by the employee for good reason (as defined in the Agreements), c) due to non-renewal of the Agreements by the Company at the end of the applicable term, or d) due to the employee’s death or disability, then the employee, in addition to receiving any accrued but unpaid compensation and any nonforfeitable benefits to which the employee is entitled under benefit plans maintained by the Company as provided in the Agreements, and subject to a customary release and separation agreement being executed by the employee, will be entitled to receive any unpaid cash bonus payable for any completed prior year and an amount equal to three (3) times (or, in the case of the employee’s termination due to death or Disability, one (1) times) the sum of (i) the employee’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by the employee over the three (3) year period immediately preceding the year in which the employee’s termination occurs. Such amounts described in (i) and (ii) shall be paid under the Agreements in thirty-six (36) equal monthly installments (or twelve (12) equal monthly installments in the event of termination due to the employee’s disability or death), except upon a termination at or within twenty-four (24) months after a change of control of the Company. Further, any unvested stock options or time-based equity or equity-based awards granted or issued to the employee prior to the date of termination shall vest ratably over the thirty-six (36) month period immediately following the date of termination (or, in the case of the employee’s termination due to death or Disability, ratably over the twelve (12) month period immediately following his termination due to death or Disability) as if the employee remained fully employed for such period. The foregoing amounts, excluding accrued but unpaid compensation and any nonforfeitable benefits to which the employee is entitled under benefit plans maintained by the Company as provided in the Agreements, are collectively referred to herein as the “Termination Benefit”.

If the employee’s employment is terminated by the Company for cause or the employee terminates his or her employment without good reason, he or she shall not be entitled to receive the Termination Benefit and shall only receive accrued but unpaid compensation and any nonforfeitable benefits to which the employee is entitled under benefit plans maintained by the Company as provided in the Agreements through the date of termination.

The Agreements also provide that in the event the employee’s employment is terminated at or within twenty-four (24) months following the consummation of a change of control of the Company, either by the Company or its successor (including as a result of the Company’s or its successor’s decision not to renew the Agreements at the end of the applicable term), or due to the employee’s death or disability, or by the employee for good reason, and the employee would otherwise be entitled to receive the Termination Benefit described above as a result of such termination of his employment, then the employee shall be entitled to receive a single lump payment of the Termination Benefit not later than sixty (60) days following the termination, provided that such a lump-sum payment would be permitted by applicable provisions of the Internal Revenue Code.

The Agreements also entitle the employees (and, as applicable, their spouse and eligible dependents) to certain customary fringe benefits, including vacation, life insurance and health benefits and the right to participate in the Company’s 401(k) retirement plan.

50

Potential Payments upon Termination of Employment or Change-in-Control under the Employment Agreements

Under the terms of the Agreements, the Named Executive Officers would receive payment upon termination of employment or change-in-control. The table below reflects the amount that could be payable under the Agreements. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur.

	Voluntary Resignation on 12/31/23		Termination Not for Cause or Voluntary Resignation for Good Reason on 12/31/23		Termination for Cause on 12/31/23		Termination Not for Cause or Voluntary Resignation for Good Reason (After a Change- in-Control) on 12/31/23		Termination due to Disability on 12/31/23		Termination due to Death on 12/31/23

Eugene W. Landy	$450,000	(1)	$450,000	(1)	$450,000	(1)	$1,650,000	(2)	$750,000	(3)	$450,000	(3)
Samuel A. Landy	-0-		8,806,551	(4)	-0-		8,806,551	(5)	4,763,884	(6)	4,763,884	(6)
Anna T. Chew	-0-		6,973,086	(4)	-0-		6,973,086	(5)	3,779,753	(6)	3,779,753	(6)
Craig Koster	-0-		2,020,903	(4)	-0-		2,020,903	(5)	952,570	(6)	952,570	(6)
Brett Taft	-0-		1,894,903	(4)	-0-		1,894,903	(5)	903,570	(6)	903,570	(6)

(1)	Consists of severance payments of $450,000, with $150,000 payable on the termination date and on each of the first two anniversaries of the termination date.

(2)	Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock. In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, with $150,000 payable on the termination date and on each of the first two anniversaries of the termination date.

(3)	In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years, payable in monthly installments. He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary (with $100,000 payable thirty days after death and the balance one year after death).

(4)

Represents three (3) times the sum of (i) Employee’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by Employee over the three (3) year period immediately preceding the year in which Employee’s termination occurs plus the market value of any unvested restricted stock grants as of December 29, 2023. The cash severance shall be made in thirty-six (36) consecutive and equal monthly installments.

(5)

Represents three (3) times the sum of (i) Employee’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by Employee over the three (3) year period immediately preceding the year in which Employee’s termination occurs plus the market value of any unvested restricted stock grants as of December 29, 2023. The cash severance shall be a lump sum payment provided that it would not violate Section 409A of the Internal Revenue Code of 1986, as amended.

(6)	Represents one (1) times the sum of (i) Employee’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by Employee over the three (3) year period immediately preceding the year in which Employee’s termination occurs plus the market value of any unvested restricted stock grants as of December 29, 2023. The cash severance shall be made in twelve (12) consecutive and equal monthly installments.

51

Director Compensation

During 2023, non-employee directors received a fixed annual cash retainer of $55,000, an annual equity retainer to a fixed dollar amount of $55,000 and the Presiding Director was awarded an annual cash retainer of $11,000. Those retainer amounts were paid on a quarterly basis in arrears. Directors who also served as Named Executive Officers for UMH are not entitled to any compensation for serving on the Board. In addition, each non-employee director received an option to purchase 10,000 shares on March 21, 2023 that vest 20% per year over a 5-year period. The following compensation was paid to the directors for service during 2023:

●	Audit committee chairperson: $22,000
●	Compensation committee chairperson: $16,500
●	Nominating and Corporate Responsibility committee chairperson: $11,000
●	Cybersecurity subcommittee chairperson: $5,500
●	Committee member retainer: $5,500
●	Subcommittee member retainer: $2,750

The table below sets forth a summary of compensation received by the Company’s non-employee directors for the year ended December 31, 2023:

Director	Annual Board Cash Retainer	Committee Member Retainer	Unrestricted Stock Awards (7)	Option Awards (8)	Total Fees

Amy L. Butewicz (2) (5) (6)	$55,000	$7,564	$55,007	$31,000	$148,571
Jeffrey A. Carus (1) (3)	55,000	11,000	55,007	31,000	152,007
Kiernan Conway (3) (6)	55,000	6,188	55,007	31,000	147,195
Matthew I. Hirsch (2) (4)	66,000	5,500	55,007	31,000	157,507
Michael P. Landy	55,000	-0-	55,007	31,000	141,007
Stuart D. Levy (2) (3) (5)	55,000	19,252	55,007	31,000	160,259
William E. Mitchell (1) (2) (5)	55,000	27,500	55,007	31,000	168,507
Angela D. Pruitt-Marriott (1) (5) (6)	55,000	8,251	55,007	31,000	149,258
Kenneth K. Quigley, Jr. (1) (3)	55,000	27,500	55,007	31,000	168,507
	$506,000	$112,755	$495,063	$279,000	$1,392,818

(1)	Mr. Carus, Mr. Mitchell (Chairman of the Compensation Committee), Ms. Pruitt-Marriott and Mr. Quigley, Jr. are the current members of the Compensation Committee.

(2)	Dr. Butewicz, Mr. Hirsch, Mr. Levy (Chairman of the Nominating and Corporate Responsibility Committee) and Mr. Mitchell are the current members of the Nominating and Corporate Responsibility Committee.

(3)	Mr. Carus, Mr. Conway, Mr. Levy and Mr. Quigley, Jr. (Chairman of the Audit Committee) are the current members of the Audit committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

(5)	Dr. Butewicz, Mr. Levy, Mr. Mitchell (Chairperson) and Ms. Pruitt-Marriott also serve on the Cybersecurity Subcommittee of the Audit Committee.

(6)	Dr. Butewicz, Mr. Conway and Ms. Pruitt-Marriott (Chairperson) also serve on the ESG Subcommittee of the Nominating and Corporate Responsibility Subcommittee.

(7)	Represents a grant of 3,594 shares of unrestricted common stock for the annual equity retainer valued at $55,007. The value of the shares of unrestricted stock was based on the closing price of the shares on the grant date.

(8)	Represents a grant of 10,000 shares in stock options to each director valued at $31,000. The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Annual Report on Form 10-K, Note 8 of the Notes to the Consolidated Financial Statements, for assumptions used in the model. These options were awarded on March 21, 2023 and vest over five years, 20% per year.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Payments made during 2023 for Mr. Eugene W. Landy amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee consisted of Mr. Carus, Mr. Mitchell (Chairman of the Compensation Committee), Ms. Pruitt-Marriott and Mr. Quigley, Jr. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2023, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

52

COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE Nareit All Equity REITs published by Nareit and to the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on December 31, 2018 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company. Further, Mr. Daniel Landy, Executive Vice President and President of UMH OZ Fund, LLC and Mr. Jeremy Landy, Vice President of Community Media Relations, are the sons of Mr. Samuel A. Landy and grandsons of Mr. Eugene W. Landy.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Mr. Eugene W. Landy, the Founder and Chairman of the Board of Directors of the Company, owned a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. As of January 2023, Mr. Eugene W. Landy transferred this ownership to his son, Mr. Samuel A. Landy, the President and Chief Executive Officer and a director of the Company, and other family members. The lease of the Company’s corporate office space extends through April 30, 2027 and requires monthly lease payments of $23,098 through April 30, 2022 and $23,302 from May 1, 2022 through April 30, 2027. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. Management believes that the aforesaid rents are no more than what the Company would pay for comparable space elsewhere.

Mr. Eugene W. Landy owns a 9.61% interest, Mr. Samuel A. Landy owns a 4.8% interest and Mr. Daniel Landy, who is also an officer of the Company and is Mr. Samuel A. Landy’s son, owns a 0.96% interest in the qualified opportunity zone fund, UMH OZ Fund, LLC (“OZ Fund”), formed by the Company. Independent Director Kenneth K. Quigley, Jr. owns a 0.96% interest in the OZ Fund.

54

FINANCIAL INFORMATION

The Company’s Community NOI is calculated as follows (in thousands):

	2023	2022	2021

Rental and Related Income	$189,749	$170,434	$159,034
Community Operating Expenses	(81,343)	(75,660)	(68,046)

Community NOI	$108,406	$94,774	$90,988

The Company considers Same Properties to be all communities owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates. The Company’s Same Property NOI for 2023 and 2022 is calculated as follows (in thousands):

	2023	2022

Rental and Related Income	$189,749	$170,434
Community Operating Expenses	(81,343)	(75,660)

Community Net Operating Income	$108,406	$94,774
Non-Same Property Net Operating Loss	805	2,283
Same Property Net Operating Income	109,211	97,057

The following is a reconciliation of our U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to our FFO and Normalized FFO (in thousands):

	2023	2022	2021

Net Income (Loss) Attributable to Common Shareholders	$(8,714)	$(36,265)	$21,249
Depreciation Expense	55,719	48,769	45,124
Depreciation Expense from Unconsolidated Joint Venture	692	371	-0-
Loss on Sales of Investment Property and Equipment	-0-	169	170
(Increase) Decrease in Fair Value of Marketable Securities	3,555	21,839	(25,052)
Gain on Sales of Marketable Securities, net	(183)	(6,394)	(2,342)
FFO Attributable to Common Shareholders	51,069	28,489	39,149
Adjustments:
Redemption of Preferred Stock (1)	-0-	12,916	-0-
Amortization (1)	2,135	1,956	-0-
Non- Recurring Other Expense (2)	1,329	3,479	1,995
Normalized FFO Attributable to Common Shareholders	$54,533	$46,840	$41,144

(1)	During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense, a non-cash expense, is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the years ended December 31, 2023 and 2022. Had a similar adjustment been made for the year ended December 31, 2021, Normalized FFO Attributable to Common Shareholders would have been $42,145.

(2)	Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($862) and non-recurring expenses for the joint venture with Nuveen ($135), one-time legal fees ($76), fees related to the establishment of the OZ Fund ($37), and costs associated with acquisitions and financing that were not completed ($219) in 2023. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($1,724) and non-recurring expenses for the joint venture with Nuveen ($264), early extinguishment of debt ($320), one-time legal fees ($197), fees related to the establishment of the OZ Fund ($954), and costs associated with acquisition not completed ($20) in 2022. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($1,824) and non-recurring expenses for the joint venture with Nuveen ($171) in 2021.

55

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at ir@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

56

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2025 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 6, 2024. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2025 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder, on the record date for the 2025 Annual Meeting and at the time of the 2025 Annual Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 6, 2024 and not later than January 6, 2025. However, in the event that the 2025 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2024 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: April 5, 2024

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

57

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For comments and/or address changes, please send them via email to ir@umh.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33232-P05714 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UMH PROPERTIES, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL of the Director Nominees listed below:				
1. Election of four Class III Directors, each to serve until the 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.	☐	☐	☐	______

Nominees:

01) Anna T. Chew
02) Eugene W. Landy
03) Samuel A. Landy
04) Stuart D. Levy

The Board of Directors recommends you vote FOR Proposals 2 and 3:	For	Against	Abstain
2. Ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
3. An advisory resolution to approve the compensation of the Company's executive officers for the year ended December 31, 2023.	☐	☐	☐
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.			

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the four nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024; (iii) FOR the advisory resolution to approve the compensation of the Company's executive officers for the year ended December 31, 2023; and (iv) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V33233-P05714

UMH PROPERTIES, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
May 29, 2024, 4:00 p.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UMH PROPERTIES, INC.

The Shareholder of UMH Properties, Inc., a Maryland Corporation (the "Company"), hereby appoints Eugene W. Landy, Samuel A. Landy, and Anna T. Chew, and each or any of them, as proxies of the Shareholder, with full power of substitution in each or any of them to attend the Annual Meeting of Shareholders (the "Meeting") of the Company, to be held at the Company's office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, on Wednesday, May 29, 2024, at 4:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Meeting and to otherwise represent the Shareholder at the Meeting with all powers possessed by the Shareholder if personally present at the Meeting.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE